Exhibit 99.1

News Release

For Immediate Release

Media Contact:	Investor Contact:

Rocky Krivijanski	Kelly Reisdorf
Phone: 571-343-7003	Phone: 763-433-1028
E-mail: media.relations@vistaoutdoor.com	E-mail: investor.relations@vistaoutdoor.com

Vista Outdoor Completes Credit Refinancing

New Asset-Based Loan Structure Provides More Flexibility for Vista Outdoor’s Transformation Plan

Anoka, Minnesota, November 20, 2018 — Vista Outdoor Inc. (NYSE: VSTO) today announced that it completed the refinancing of its existing senior secured credit facilities by replacing those facilities with a new asset-based revolving credit agreement and term loan credit agreements.

“I’m proud of our team for meeting our commitments to get these new credit agreements in place,” said Vista Outdoor Chief Executive Officer Chris Metz. “This was an important deliverable, not only for the short-term health of our business but also as we continue to transform Vista Outdoor. This new asset-based loan structure gives us more flexibility to facilitate the completion of our strategic transformation plan while supporting the growth of our brands and improving bottom line performance.”

The new credit agreements provide for a $450 million revolving credit facility, a $109.3 million term loan, and a $40 million junior term loan. Vista Outdoor used the proceeds from initial drawings on the revolver and term loan to pay off existing term loans and revolving credit facility borrowings. Future borrowings under the amended revolving credit facility will be used for general corporate purposes. All of the agreements mature on November 19, 2023.

“We are pleased we were able to establish more favorable terms under our credit agreements,” said Mick Lopez, Vista Outdoor’s Chief Financial Officer. “The new debt structure eliminates certain financial covenants that we were subject to in our previous credit agreement. It also will reduce our interest cost due to a decrease in the weighted average interest rate and a decrease in the annual commitment fee. We now have ample access to capital as we work toward our new strategic direction as a company.”

Additional information on the terms of the new credit facilities can be found in the company’s SEC form 8-K filing, which can be accessed at: http://investors.vistaoutdoor.com/Docs

About Vista Outdoor Inc.
Vista Outdoor is a leading global designer, manufacturer and marketer of consumer products in the outdoor sports and recreation markets. The company has a portfolio of well-recognized brands that provides consumers with a wide range of performance-driven, high-quality and innovative products for individual outdoor recreational pursuits. Vista Outdoor products are sold at leading retailers and distributors across North America and worldwide.

Vista Outdoor has manufacturing operations and facilities in 13 U.S. States, Canada, Mexico and Puerto Rico along with international sales and sourcing operations in Asia, Australia, Canada, and Europe. For news and information visit www.vistaoutdoor.com or follow us on Twitter @VistaOutdoorInc and Facebook at www.facebook.com/vistaoutdoor.

Forward-Looking Statements
Certain statements in this press release and other oral and written statements made by Vista Outdoor from time to time are forward-looking statements, including those that discuss, among other things: Vista Outdoor’s plans, objectives, expectations, intentions, strategies, goals, outlook or other non-historical matters; projections with respect to future revenues, income, earnings per share or other financial measures for Vista Outdoor; and the assumptions that underlie these matters. The words ‘believe’, ‘expect’, ‘anticipate’, ‘intend’, ‘aim’, ‘should’ and similar expressions are intended to identify such forward-looking statements.  To the extent that any such information is forward-looking, it is intended to fit within the safe harbor for forward-looking information provided by the Private Securities Litigation Reform Act of 1995. Numerous risks, uncertainties and other factors could cause Vista Outdoor’s actual results to differ materially from expectations described in such forward-looking statements, including the following: general economic and business conditions in the United States and Vista Outdoor’s other markets outside the United States, including conditions affecting employment levels, consumer confidence and spending, conditions in the retail environment, and other economic conditions affecting demand for our products and the financial health of our customers; Vista Outdoor’s ability to attract and retain key personnel and maintain and grow its relationships with customers, suppliers and other business partners, including Vista Outdoor’s ability to obtain acceptable third party licenses; Vista Outdoor’s ability to adapt its products to changes in technology, the marketplace and customer preferences, including our ability to respond to shifting preferences of the end consumer from brick and mortar retail to online retail; Vista Outdoor’s ability to maintain and enhance brand recognition and reputation; use of social media to disseminate negative commentary and boycotts; reductions in or unexpected changes in or our inability to accurately forecast demand for ammunition, firearms or accessories or other outdoor sports and recreation products; risks associated with Vista Outdoor’s sales to significant retail customers, including unexpected cancellations, delays and other changes to purchase orders; supplier capacity constraints, production disruptions or quality or price issues affecting Vista Outdoor’s operating costs; Vista Outdoor’s competitive environment; risks associated with compliance and diversification into international and commercial markets; changes in the current tariff structures; the supply, availability and costs of raw materials and components; increases in commodity, energy and production costs; changes in laws, rules and regulations relating to Vista Outdoor’s business, such as federal and state firearms and ammunition regulations; Vista Outdoor’s ability to realize expected benefits from acquisitions and integrate acquired businesses; Vista Outdoor's ability to execute our strategic transformation plan, including our ability to realize expected benefits from the successful divestiture of non-core brands and profitability improvement initiatives; Vista Outdoor’s ability to take advantage of growth opportunities in international and commercial markets; foreign currency exchange rates and fluctuations in those rates; the outcome of contingencies, including with respect to litigation and other proceedings relating to intellectual property, product liability, warranty liability, personal injury and environmental remediation; risks associated with cybersecurity and other industrial and physical security threats; capital market volatility and the availability of financing; changes to accounting standards or policies; and changes in tax rules or pronouncements. You are cautioned not to place undue reliance on any forward-looking statements we make. Vista Outdoor undertakes no obligation to update any forward-looking statements except as otherwise required by law. For further information on factors that could impact Vista Outdoor, and statements contained herein, please refer to Vista Outdoor’s filings with the Securities and Exchange Commission.

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